NEWS	Exhibit 99.1

Tara Kurian
VP, Corporate Finance and Investor Relations
(813) 830-5311

Bloomin’ Brands Announces 2025 Q1 Financial Results
Q1 Diluted EPS of $0.50 and Q1 Adjusted Diluted EPS of $0.59

TAMPA, Fla., May 7, 2025 - Bloomin’ Brands, Inc. (Nasdaq: BLMN) today reported results for the first quarter 2025 (“Q1 2025”) compared to the first quarter 2024 (“Q1 2024”).

CEO Comments
“We continue to make progress on our operating priorities to simplify the business and consistently deliver a great guest experience while balancing our longer-term priorities to turnaround Outback and drive sustainable sales and profit growth,” said Mike Spanos, CEO. “We are navigating a choppy macro environment and are leaning in to our abundant everyday value offerings. This is reflected in our current guidance.”

Diluted EPS and Adjusted Diluted EPS
The following table reconciles Diluted earnings (loss) per share from continuing operations to Adjusted diluted earnings per share from continuing operations for the periods indicated (unaudited):

	Q1
	2025	2024	CHANGE
Diluted earnings (loss) per share:	$0.50	$(1.00)	$1.50
Adjustments (1)	0.09	1.64	(1.55)
Adjusted diluted earnings per share (1)	$0.59	$0.64	$(0.05)

___________________
(1)Adjustments for Q1 2025 primarily include severance and other costs incurred as a result of transformational and restructuring initiatives. Adjustments for Q1 2024 primarily include losses in connection with the retirement of the $83.6 million of our outstanding convertible notes and charges in connection with the 2023 Restaurant Closures. See non-GAAP Measures later in this release. Also see Tables Four, Five and Six for details regarding the nature of diluted earnings (loss) per share adjustments for the periods presented.

First Quarter Financial Results from Continuing Operations

(dollars in millions, unaudited)	Q1 2025	Q1 2024	CHANGE
Total revenues	$1,049.6	$1,069.1	(1.8)%

GAAP operating income margin	5.5%	6.6%	(1.1)%
Adjusted operating income margin (1)	6.1%	7.8%	(1.7)%

Restaurant-level operating margin (1)	13.9%	15.4%	(1.5)%
Adjusted restaurant-level operating margin (1)	13.9%	15.5%	(1.6)%
___________________
(1)See non-GAAP Measures later in this release. Also see Tables Four and Five for details regarding the nature of restaurant-level operating margin and operating income margin adjustments, respectively.

•The decrease in Total revenues was primarily due to the net impact of restaurant closures and openings and a decrease in comparable restaurant sales.

•GAAP operating income margin from continuing operations decreased from Q1 2024 primarily due to a decrease in restaurant-level operating margin, as detailed below, and severance and other costs incurred as a result of transformational and restructuring initiatives. These decreases were partially offset by Q1 2024 impairment and closure costs in connection with the Q1 2024 closure of 36 U.S. restaurants.

•Restaurant-level operating margin from continuing operations decreased from Q1 2024 primarily due to: (i) lower revenues, as discussed above, (ii) higher operating, labor and commodity costs, primarily due to inflation, and (iii) unfavorable product cost mix. These decreases were partially offset by an increase in average check per person, primarily due to pricing, and the impact of certain cost-saving and productivity initiatives.

•Adjusted income from continuing operations primarily excludes Q1 2024 impairment and closure costs in connection with the Q1 2024 closure of 36 U.S. restaurants, and severance and other costs incurred in Q1 2025 as a result of transformational and restructuring initiatives.

First Quarter Comparable Restaurant Sales

THIRTEEN WEEKS ENDED MARCH 30, 2025	COMPANY-OWNED
Comparable restaurant sales (stores open 18 months or more):
U.S.
Outback Steakhouse	(1.3)%
Carrabba’s Italian Grill	1.4%
Bonefish Grill	(4.0)%
Fleming’s Prime Steakhouse & Wine Bar	5.1%
Combined U.S.	(0.5)%

Dividend Declaration and Share Repurchases
On April 23, 2025, our Board of Directors declared a quarterly cash dividend of $0.15 per share, payable on June 4, 2025 to stockholders of record at the close of business on May 20, 2025.

There have been no share repurchases during 2025. We have $96.8 million of share repurchase authorization remaining under the 2024 Share Repurchase Program.

Fiscal 2025 Financial Outlook
We are reaffirming our full-year financial guidance as previously communicated in our February 26, 2025 earnings release.

Q2 2025 Financial Outlook
The table below presents our expectations for selected fiscal Q2 2025 financial operating results from continuing operations.

Financial Results:	Q2 2025 Outlook
U.S. comparable restaurant sales	(2.5%) to (1.5%)

Diluted earnings per share (1)	$0.20 to $0.25

Adjusted diluted earnings per share (1)	$0.22 to $0.27
___________________
(1)Assumes diluted weighted average shares of approximately 85 million.

Conference Call
The Company will host a conference call today, May 7, 2025 at 8:30 AM EST. The conference call will be webcast live from the Company’s website at http://www.bloominbrands.com under the Investors section. A replay of this webcast will be available on the Company’s website after the call.

About Bloomin’ Brands, Inc.
Bloomin’ Brands, Inc. is one of the largest casual dining restaurant companies in the world with a portfolio of leading, differentiated restaurant concepts. The Company’s restaurant portfolio includes Outback Steakhouse, Carrabba’s Italian Grill, Bonefish Grill and Fleming’s Prime Steakhouse & Wine Bar. The Company owns, operates and franchises more than 1,450 restaurants in 46 states, Guam and 12 countries. For more information, please visit www.bloominbrands.com.

Non-GAAP Measures
In addition to the results provided in accordance with GAAP, this press release and related tables include certain non-GAAP measures, which present operating results on an adjusted basis. These are supplemental measures of performance that are not required by or presented in accordance with GAAP and include: (i) Restaurant-level operating income, adjusted restaurant-level operating income and their corresponding margins, (ii) Adjusted income from operations and the corresponding margin, (iii) Adjusted segment income from operations and the corresponding margin, (iv) Adjusted net income and (v) Adjusted diluted earnings per share.

Restaurant-level operating margin is a non-GAAP financial measure widely regarded in the industry as a useful metric to evaluate restaurant-level operating efficiency and performance of ongoing restaurant-level operations, and we use it for these purposes.

We believe that our use of non-GAAP financial measures permits investors to assess the operating performance of our business relative to our performance based on GAAP results and relative to other companies within the restaurant industry by isolating the effects of certain items that may vary from period to period without correlation to core operating performance or that vary widely among similar companies. However, our inclusion of these adjusted measures should not be construed as an indication that our future results will be unaffected by unusual or infrequent items or that the items for which we have made adjustments are unusual or infrequent or will not recur. We believe that the disclosure of these non-GAAP measures is useful to investors as they form part of the basis for how our management team and Board of Directors evaluate our operating performance, allocate resources and administer employee incentive plans.

These non-GAAP financial measures are not intended to replace GAAP financial measures, and they are not necessarily standardized or comparable to similarly titled measures used by other companies. We maintain internal guidelines with respect to the types of adjustments we include in our non-GAAP measures. These guidelines endeavor to differentiate between types of gains and expenses that are reflective of our core operations in a period, and those that may vary from period to period without correlation to our core performance in that period. However, implementation of these guidelines necessarily involves the application of judgment, and the treatment of any items not directly addressed by, or changes to, our guidelines will be considered by our disclosure committee. You should refer to the reconciliations of non-GAAP measures in Tables Four, Five and Six included later in this release for descriptions of the actual adjustments made in the current period and the corresponding prior period.

Forward-Looking Statements
Certain statements contained herein, including statements under the headings “CEO Comments”, “Fiscal 2025 Financial Outlook” and “Q2 2025 Financial Outlook” are not based on historical fact and are “forward-looking statements” within the meaning of applicable securities laws. Generally, these statements can be identified by the use of words such as “guidance,” “believes,” “estimates,” “anticipates,” “expects,” “on track,” “feels,” “forecasts,” “seeks,” “projects,” “intends,” “plans,” “may,” “will,” “should,” “could,” “would” and similar expressions intended to identify forward-looking statements, although not all forward-looking statements contain these identifying words. These forward-looking statements include all matters that are not historical facts. By their nature, forward-looking statements involve risks and uncertainties that could cause actual results to differ materially from the Company’s forward-looking statements. These risks and uncertainties include, but are not limited to: consumer reaction to public health and food safety issues; increases in labor costs and fluctuations in the availability of employees; increases in unemployment rates and taxes; competition; interruption or breach of our systems or loss of consumer or employee information; price and availability of commodities and other impacts of inflation; our dependence on a limited number of suppliers and distributors; political, social and legal conditions in international markets and their effects on foreign operations and foreign currency exchange rates; the impacts of our operations in Brazil as a minority investor and franchisor following our recent sale transaction on our results; our ability to address corporate citizenship and sustainability matters and investor expectations; local, regional, national and international economic conditions; changes in patterns of consumer traffic, consumer tastes and dietary habits; the effects of changes in tax laws; costs, diversion of management attention and reputational damage from any claims or litigation; government actions and policies; challenges associated with our remodeling, relocation and expansion plans; our ability to preserve the value of and grow our brands; consumer confidence and spending patterns; the effects of a health pandemic, weather, acts of God and other disasters and the ability or success in executing related business continuity plans; the Company’s ability to make debt payments and planned investments and the Company’s compliance with debt covenants; the cost and availability of credit; interest rate changes; and any impairments in the carrying value of goodwill and other assets. Further information on potential factors that could affect the financial results of the Company and its forward-looking statements is included in its most recent Form 10-K and subsequent filings with the Securities and Exchange Commission. The Company assumes no obligation to update any forward-looking statement, except as may be required by law. These forward-looking statements speak only as of the date of this release. All forward-looking statements are qualified in their entirety by this cautionary statement.

Note: Numerical figures included in this release have been subject to rounding adjustments.

TABLE ONE
BLOOMIN’ BRANDS, INC.
CONSOLIDATED STATEMENTS OF OPERATIONS
(UNAUDITED)
	THIRTEEN WEEKS ENDED
(in thousands, except per share data)	MARCH 30, 2025	MARCH 31, 2024
Revenues
Restaurant sales	$1,029,517	$1,046,690
Franchise and other revenues	20,077	22,383
Total revenues	1,049,594	1,069,073
Costs and expenses
Food and beverage	313,304	315,521
Labor and other related	315,250	314,718
Other restaurant operating	258,135	254,868
Depreciation and amortization	43,947	42,700
General and administrative	61,377	59,476
Provision for impaired assets and restaurant closings	350	10,873
Total costs and expenses	992,363	998,156
Income from operations	57,231	70,917
Loss on extinguishment of debt	—	(135,797)
Interest expense, net	(11,187)	(13,676)
Income (loss) before provision for income taxes	46,044	(78,556)
Provision for income taxes	903	6,642
Loss from equity method investment, net of tax	(1,291)	—
Net income (loss) from continuing operations	43,850	(85,198)
Net (loss) income from discontinued operations, net of tax	(254)	2,908
Net income (loss)	43,596	(82,290)
Less: net income attributable to noncontrolling interests	1,444	1,582
Net income (loss) attributable to Bloomin’ Brands	$42,152	$(83,872)

Basic earnings (loss) per share:
Continuing operations	$0.50	$(1.00)
Discontinued operations	—	0.03
Net basic earnings (loss) per share	$0.50	$(0.96)

Diluted earnings (loss) per share:
Continuing operations	$0.50	$(1.00)
Discontinued operations	—	0.03
Net diluted earnings (loss) per share	$0.50	$(0.96)

Weighted average common shares outstanding:
Basic	84,902	87,024
Diluted	85,130	87,024

TABLE TWO
BLOOMIN’ BRANDS, INC.
SEGMENT RESULTS
(UNAUDITED)
(dollars in thousands)	THIRTEEN WEEKS ENDED
U.S. Segment	MARCH 30, 2025	MARCH 31, 2024
Revenues
Restaurant sales	$1,020,130	$1,030,896
Franchise and other revenues	10,773	12,208
Total U.S. segment revenues	1,030,903	1,043,104

International Franchise Segment
Franchise revenues	9,283	10,112

Reconciliation
All other revenues (1)	9,408	15,857
Total revenues	$1,049,594	$1,069,073

Reconciliation of Segment Operating Income to Consolidated Operating Income
Segment income from operations
U.S.	$87,670	$97,484
International Franchise	9,004	9,689
Total segment income from operations	96,674	107,173
Unallocated corporate operating expense	(39,768)	(35,739)
Other income (loss) from operations (1)	325	(517)
Total income from operations	$57,231	$70,917
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(1)Includes revenues and income from operations related to our equity method investment in Brazil and its Hong Kong subsidiary.

TABLE THREE
BLOOMIN’ BRANDS, INC.
SUPPLEMENTAL BALANCE SHEET INFORMATION
	MARCH 30, 2025	DECEMBER 29, 2024
(dollars in thousands)	(UNAUDITED)
Cash and cash equivalents	$57,691	$70,056
Net working capital (deficit) (1)	$(459,584)	$(631,817)
Total assets	$3,305,370	$3,384,805
Total debt	$917,610	$1,027,398
Total stockholders’ equity	$384,850	$139,446
_________________
(1)We have, and in the future may continue to have, negative working capital balances (as is common for many restaurant companies). We operate successfully with negative working capital because cash collected on restaurant sales is typically received before payment is due on our current liabilities, and our inventory turnover rates require relatively low investment in inventories. Additionally, ongoing cash flows from restaurant operations and gift card sales are typically used to service debt obligations and to make capital expenditures.

TABLE FOUR
BLOOMIN’ BRANDS, INC.
RESTAURANT-LEVEL AND ADJUSTED RESTAURANT-LEVEL OPERATING INCOME AND MARGINS NON-GAAP RECONCILIATIONS
(UNAUDITED)
Consolidated	THIRTEEN WEEKS ENDED
(dollars in thousands)	MARCH 30, 2025	MARCH 31, 2024
Income from continuing operations	$57,231	$70,917
Operating income margin, continuing operations	5.5%	6.6%
Less:
Franchise and other revenues	20,077	22,383
Plus:
Depreciation and amortization	43,947	42,700
General and administrative	61,377	59,476
Provision for impaired assets and restaurant closings	350	10,873
Restaurant-level operating income from continuing operations (1)	$142,828	$161,583
Restaurant-level operating margin, continuing operations	13.9%	15.4%
Adjustments:
Closure-related charges	—	434
Total restaurant-level operating income adjustments	—	434
Adjusted restaurant-level operating income from continuing operations	$142,828	$162,017
Adjusted restaurant-level operating margin, continuing operations	13.9%	15.5%
_________________
(1)The following categories of revenue and operating expenses are not included in restaurant-level operating income and the corresponding margin because we do not consider them reflective of operating performance at the restaurant-level within a period:
(a)Franchise and other revenues, which are earned primarily from franchise royalties and other non-food and beverage revenue streams, such as rental and sublease income.
(b)Depreciation and amortization, which, although substantially all of which is related to restaurant-level assets, represent historical sunk costs rather than cash outlays for the restaurants.
(c)General and administrative expense, which includes primarily non-restaurant-level costs associated with support of the restaurants and other activities at our corporate offices.
(d)Asset impairment charges and restaurant closing costs, which are not reflective of ongoing restaurant performance in a period.

TABLE FIVE
BLOOMIN’ BRANDS, INC.
ADJUSTED INCOME FROM OPERATIONS AND MARGIN NON-GAAP RECONCILIATIONS
(UNAUDITED)
(dollars in thousands)	THIRTEEN WEEKS ENDED
Consolidated	MARCH 30, 2025	MARCH 31, 2024
Income from continuing operations	$57,231	$70,917
Operating income margin, continuing operations	5.5%	6.6%
Adjustments:
Total restaurant-level operating income adjustments (1)	—	434
Severance and other transformational costs (2)	6,058	—
Foreign currency forward contract costs (3)	2,328	—
Asset impairments and closure-related charges (4)	(1,929)	12,521
Total income from operations adjustments	6,457	12,955
Adjusted income from operations, continuing operations	$63,688	$83,872
Adjusted operating income margin, continuing operations	6.1%	7.8%

U.S. Segment
Income from continuing operations	$87,670	$97,484
Operating income margin	8.5%	9.3%
Adjustments:
Total restaurant-level operating income adjustments (1)	—	434
Asset impairments and closure-related charges (4)	(1,710)	11,685
Total income from operations adjustments	(1,710)	12,119
Adjusted income from continuing operations	$85,960	$109,603
Adjusted operating income margin	8.3%	10.5%

International Franchise Segment
Income from continuing operations	$9,004	$9,689
_________________
(1)See Table Four Restaurant-level and Adjusted Restaurant-Level Operating Income and Margins Non-GAAP Reconciliations for details regarding restaurant-level operating income adjustments.
(2)Severance and other costs incurred as a result of transformational and restructuring activities.
(3)Costs in connection with the foreign currency forward contracts that mostly offset foreign currency exchange risk associated with installment payments from the sale of our Brazil operations.
(4)Primarily includes gains from certain lease terminations for the thirteen weeks ended March 30, 2025. Includes asset impairment, closure costs and severance in connection with the 2023 Restaurant Closures for the thirteen weeks ended March 31, 2024.

TABLE SIX
BLOOMIN’ BRANDS, INC.
ADJUSTED NET INCOME AND ADJUSTED DILUTED EARNINGS PER SHARE NON-GAAP RECONCILIATIONS
(UNAUDITED)
	THIRTEEN WEEKS ENDED
(in thousands, except per share data)	MARCH 30, 2025	MARCH 31, 2024
Net income (loss) attributable to Bloomin’ Brands	$42,152	$(83,872)
Net (loss) income from discontinued operations, net of tax	(254)	2,908
Net income (loss) attributable to Bloomin’ Brands from continuing operations (1)	42,406	(86,780)
Adjustments:
Income from operations adjustments (2)	6,457	12,955
Loss on extinguishment of debt (3)	—	135,797
Total adjustments, before income taxes	6,457	148,752
Adjustment to provision for income taxes (4)	1,130	(1,043)
Net adjustments, continuing operations	7,587	147,709
Adjusted net income, continuing operations	49,993	60,929
Adjusted net (loss) income, discontinued operations (5)	(254)	2,585
Adjusted net income	$49,739	$63,514

Diluted earnings (loss) per share:
Continuing operations	$0.50	$(1.00)
Discontinued operations	—	0.03
Net diluted earnings (loss) per share	$0.50	$(0.96)

Adjusted diluted earnings per share
Continuing operations	$0.59	$0.64
Discontinued operations	—	0.03
Adjusted diluted earnings per share (6)(7)	$0.58	$0.67

Diluted weighted average common shares outstanding (7)	85,130	87,024
Adjusted diluted weighted average common shares outstanding (6)(7)	85,130	95,376
________________
(1)Represents net income (loss) from continuing operations less net income attributable to noncontrolling interests.
(2)See Table Five Adjusted Income from Operations and Margin Non-GAAP Reconciliations above for details regarding Income from operations adjustments.
(3)Includes losses in connection with the partial repurchase of the 2025 Notes, including settlements of the related convertible senior note hedges and warrants.
(4)Includes the tax effects of non-GAAP adjustments determined based on the nature of the underlying non-GAAP adjustments and their relevant jurisdictional tax rates for all periods presented. The thirteen weeks ended March 30, 2025 include an adjustment to income tax expense related to foreign currency gains on the Brazil sale installment receivable. For the thirteen weeks ended March 31, 2024, the difference between GAAP and adjusted effective income tax rates primarily relates to nondeductible losses and other tax costs associated with the partial repurchase of the 2025 Notes.
(5)Includes net (loss) income from our Brazil operations for the periods presented.
(6)Adjusted diluted weighted average common shares outstanding for the thirteen weeks ended March 31, 2024 were calculated including the effect of 4.3 million dilutive securities for outstanding 2025 Notes and the effect of 3.1 million dilutive securities for the Warrant Transactions, as defined below. In connection with the offering of the 2025 Notes, we entered into convertible note hedge transactions and concurrently entered into warrant transactions relating to the same number of shares of our common stock (the “Warrant Transactions”). The impact of dilutive securities for the outstanding 2025 Notes and the Warrant Transactions were immaterial for the thirteen weeks ended March 30, 2025. Adjusted diluted earnings per share and adjusted diluted weighted average common shares outstanding for the thirteen weeks ended March 31, 2024 have been recast to remove the 4.3 million share benefit of the convertible note hedge transactions we issued in connection with the offering of the 2025 Notes, which was previously included as a non-GAAP share adjustment.
(7)Due to a GAAP net loss from continuing operations, antidilutive securities are excluded from diluted weighted average common shares outstanding for the fiscal year thirteen weeks ended March 31, 2024. However, considering the adjusted net income position, adjusted diluted weighted average common shares outstanding incorporates securities that would have been dilutive for GAAP.

Following is a summary of the financial statement line item classification of the net income (loss) adjustments from continuing operations:

	THIRTEEN WEEKS ENDED
(dollars in thousands)	MARCH 30, 2025	MARCH 31, 2024
Labor and other related	$—	$434
General and administrative	8,468	2,427
Provision for impaired assets and restaurant closings	(2,011)	10,094
Loss on extinguishment of debt	—	135,797
Provision for income taxes	1,130	(1,043)
Net adjustments	$7,587	$147,709

TABLE SEVEN
BLOOMIN’ BRANDS, INC.
COMPARATIVE RESTAURANT INFORMATION
(UNAUDITED)
Number of restaurants:	DECEMBER 29, 2024 (1)	OPENINGS	CLOSURES	OTHER (2)	MARCH 30, 2025
U.S.
Outback Steakhouse
Company-owned	553	2	(3)	—	552
Franchised	122	—	(1)	—	121
Total	675	2	(4)	—	673
Carrabba’s Italian Grill
Company-owned	192	—	(1)	—	191
Franchised	18	—	(1)	—	17
Total	210	—	(2)	—	208
Bonefish Grill
Company-owned	162	—	—	—	162
Franchised	4	—	—	—	4
Total	166	—	—	—	166
Fleming’s Prime Steakhouse & Wine Bar
Company-owned	63	2	—	—	65
Aussie Grill
Franchised	2	—	(1)	—	1
U.S. total	1,116	4	(7)	—	1,113
International Franchise
Outback Steakhouse - Brazil	—	4	—	174	178
Outback Steakhouse - South Korea	96	2	—	—	98
Other	49	1	(2)	19	67
International Franchise total	145	7	(2)	193	343
International other - Company-owned
Outback Steakhouse - Hong Kong/China	10	—	—	—	10
Outback Steakhouse - Brazil	173	1	—	(174)	—
Other - Brazil	19	—	—	(19)	—
System-wide total	1,463	12	(9)	—	1,466
System-wide total - Company-owned	1,172	5	(4)	(193)	980
System-wide total - Franchised	291	7	(5)	193	486
____________________
(1)The restaurant counts for Brazil, are reported as of November 30, 2024 to correspond with the balance sheet date of this subsidiary.
(2)In connection with the close of the sale of our Brazil operations on December 30, 2024, all restaurants in that market operate as unconsolidated franchisees and the related store count is no longer reported on a one-month lag.

TABLE EIGHT
BLOOMIN’ BRANDS, INC.
COMPARABLE RESTAURANT SALES INFORMATION
(UNAUDITED)
	THIRTEEN WEEKS ENDED
	MARCH 30, 2025	MARCH 31, 2024
Year over year percentage change:
Comparable restaurant sales (restaurants open 18 months or more):
U.S. (1)
Outback Steakhouse	(1.3)%	(1.2)%
Carrabba’s Italian Grill	1.4%	0.4%
Bonefish Grill	(4.0)%	(4.9)%
Fleming’s Prime Steakhouse & Wine Bar	5.1%	(2.0)%
Combined U.S.	(0.5)%	(1.6)%

Traffic:
U.S.
Outback Steakhouse	(4.1)%	(4.2)%
Carrabba’s Italian Grill	(0.3)%	(2.9)%
Bonefish Grill	(9.4)%	(7.1)%
Fleming’s Prime Steakhouse & Wine Bar	(0.5)%	(5.0)%
Combined U.S.	(3.9)%	(4.3)%

Average check per person (2):
U.S.
Outback Steakhouse	2.8%	3.0%
Carrabba’s Italian Grill	1.7%	3.3%
Bonefish Grill	5.4%	2.2%
Fleming’s Prime Steakhouse & Wine Bar	5.6%	3.0%
Combined U.S.	3.4%	2.7%
____________________
(1)Relocated restaurants closed more than 60 days are excluded from comparable restaurant sales until at least 18 months after reopening.
(2)Includes the impact of menu pricing changes, product mix and discounts.

SOURCE: Bloomin’ Brands, Inc.